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                           SETTLEMENT AND RELEASE AGREEMENT

     This Settlement and Release Agreement ("Release Agreement") is entered into between ROCKSHOX, INC. (the "Company"), on the one hand, and Robert Kaswen ("Kaswen"), on the other hand (together, the "Parties").

                                       RECITALS

          WHEREAS, Kaswen has been employed by the Company, most recently as Vice President, Logistics;

          WHEREAS, the Company and Kaswen wish to sever their employment relationship in an orderly manner, and resolve amicably any and all matters arising out of or relating in any way to such relationship and agreement.

          NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree to make the following Release Agreement:

                                      AGREEMENT

          (1) TERMINATION OF EMPLOYMENT. The Company and Kaswen agree that as of the 8th day after signing this Release Agreement Kaswen and the Company shall sever their employment relationship. This Release Agreement will become effective on the date of its execution by Kaswen or at such other later date as it may first become effective under applicable provisions of law (the "Effective Date").

          (2) SEVERANCE. Upon the 8th day after signing this Release Agreement, Kaswen shall be eligible to receive the following severance benefits (the "Severance Benefits"):

               (a) SALARY CONTINUATION. Payments equal to twelve months of Kaswen's base salary at the rate in effect immediately prior to the Effective Date (the "Salary Payout"). The Salary Payout shall be paid in equal bi-weekly installments (retroactive to July 31, 1998) and may, at Kaswen's election prior to the Effective Date, be paid over a period of twelve months or eighteen months (such period to be designated the "Severance Period"). After Kaswen has received a portion of his Salary Payout in an amount equal to six months of his base salary at the rate in effect immediately prior to the Effective Date, any additional Salary Payout shall be reduced by any compensation earned by Kaswen as a result of employment by another employer or compensation earned by Kaswen as a consultant.

               (b) WELFARE BENEFITS. COBRA payments with respect to medical, dental, life insurance and 125 Flexible benefits for eighteen months (the "Welfare Period") substantially similar to those welfare benefits that Kaswen received immediately prior to his

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termination of employment (the "Welfare Benefits").  The Welfare Benefits shall be reduced to the extent Kaswen and his spouse are eligible to receive (after giving effect to any pre-existing conditions provisions) similar welfare from another employer, and thereafter the Company shall no longer be obligated to make COBRA payments as provided hereunder.

               (c) OUTPLACEMENT SERVICES. Outplacement services (including office space, career counseling and resume services) following the Effective Date in order to assist Kaswen in obtaining new employment; provided, however, that such services shall cease upon the earlier of (i) Kaswen accepting an offer of employment or (ii) eighteen months following the Effective Date.

          (3) EFFECT OF REVOCATION. Kaswen acknowledges and agrees that, in the event that he revokes this Release Agreement pursuant to paragraph 5 hereof, he shall have no right to receive any payment under this Release Agreement. Kaswen further acknowledges that except for the obligations under this Release Agreement and the Stock Option Agreement (as defined below), following the Effective Date of this Release Agreement, the Company shall have no further obligations to Kaswen with respect to his prior relationship with the Company. Nothing herein shall effect any rights that Kaswen may have under Labor Code sections 2802 and 2804.

          (4)  MUTUAL RELEASE.
            (a) Except as otherwise provided in this Release Agreement and the Stock Option Agreement (as defined in paragraph 6), Kaswen and the Company (collectively, the "Parties") hereby forever release and discharge each other, and Kaswen hereby releases and discharges the Company's past and present shareholders, officers, directors, managers, employees, agents, attorneys, servants, affiliates, predecessors, successors and assigns, and its and their insurers, employee welfare benefit plans, and pension or deferred compensation plans, along with their respective trustees, administrators, and fiduciaries (together with the Company, the "Company Releasees" and, the Company Releasees together with Kaswen, the "Releasees"), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, that each of the Parties had, now has, or may claim to have in the future against the other Party's Releasees and agree not to sue or to join any other person in bringing suit against any of the Releasees arising out of or relating in any way to the Parties' relationship through the Effective Date of this Release Agreement. This release specifically extends, without limitation, to claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the California Fair Employment and Housing Act, the California Labor Code, and any other federal, state or local statute, regulation or ordinance.

            (b) In order to provide a full and complete release, each of the Parties understands and agrees that this Release Agreement is intended to include all claims, if any, which the Parties may have and which the Parties do not now know or suspect to exist in


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their respective favor against the other Party's Releasees, and that this
Release Agreement extinguishes those claims. The Parties expressly waive all rights under California Civil Code Section 1542 ("Section 1542") or any statute or common law principle of similar effect in any jurisdiction.
Section 1542 states as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release, each of the Parties understands and agrees that this Release Agreement is intended to include all claims, if any, that they may have and that they do not now know or suspect to exist in their respective favor against the Releasees and that this Release Agreement extinguishes those claims.

          (5) KASWEN'S RIGHT TO REVOKE. Kaswen acknowledges and represents that the Company has advised him to consult with an attorney of his choosing prior to signing this Release Agreement, and he has done so, and that he has been given at least twenty-one (21) days during which to review and consider the provisions of this Release Agreement and, specifically, the release at paragraph 4, although Kaswen may sign and return it sooner if he so desires. Kaswen further acknowledges and represents that he has been advised by the Company that he has the right to revoke this Release Agreement for a period of seven (7) days after signing it. Kaswen acknowledges and agrees that, if he wishes to revoke this Release Agreement, he must do so in writing, signed by Kaswen and received by the Company at its San Jose headquarters no later than 5:00 p.m. Pacific Standard Time on the seventh (7th) day of the revocation period. Kaswen further acknowledges and agrees that, in the event that he revokes this Release Agreement, it shall have no force or effect except to the extent otherwise expressly stated herein, and he shall have no right to receive any payment hereunder. Kaswen understands and agrees that the Company is under no obligation to offer any Severance Benefits, and that he is under no obligation to consent to the release set forth in paragraph 4. Kaswen represents that he has read this Release Agreement, including the release at paragraph 4, and understands its terms and that he enters into this Release Agreement freely, voluntarily, and without coercion.

          (6) STOCK OPTIONS. Pursuant to the stock option agreement entered into as of November 4, 1996, between the Company and Kaswen (the "Stock Option Agreement"), Kaswen received an option to purchase 146,853 shares of common stock of the Company (the "Option"), of which 88,112 shares of common stock are vested (the "Vested Option"). The Vested Option shall remain exercisable through the end of the stated term of the such option, and Kaswen shall become a consultant to the Company, according to the terms of the Stock Option Agreement, as amended and attached hereto as Exhibit "A."


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          (7)  VACATION.   Upon termination of employment, Kaswen shall be
eligible to receive a lump sum payment of $10,630.22 which amount shall equal Kaswen's actual accrued but unused vacation benefits. Kaswen shall not accrue vacation benefits during the Severance Period.

          (8) CONFIDENTIAL INFORMATION. In the course of his prior relationship with the Company, Kaswen has received information that is confidential to the Company, and others doing business with the Company ("Confidential Information"). Kaswen agrees to maintain all Confidential Information, as well as the terms of this Release Agreement, and all negotiations surrounding this Release Agreement, in total confidence, and not to disclose any such information to any third party except (i) with the prior written consent of the Company or (ii) as legally required provided that (except with respect to the filing of Kaswen's personal income tax returns) written notice and an opportunity to object is first given by Kaswen to the Company of such legally required disclosure. The provisions of this paragraph 8 shall survive any termination or revocation of this Release Agreement.

          (9) RETURN OF PROPERTY. Other than the property set forth on Exhibit B attached hereto, Kaswen represents and warrants that he has returned (or will return) to the Company all property belonging to the Company that came into his possession during his prior relationship with the Company. The provisions of this paragraph 9 shall survive any termination or revocation of this Release Agreement.

          (10) NON-SOLICITATION OF EMPLOYEES. Kaswen recognizes that he possesses confidential information about employees of the Company relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of the Company. Kaswen recognizes that the information he possesses about these other employees is not generally known, is of substantial value to the Company and its subsidiaries in developing its business and in securing and retaining customers, and has been acquired by him because of his business position with the Company. Kaswen agrees that (a) for a period of one year after accepting and beginning other employment, he will not, directly or indirectly, solicit or recruit any employee of the Company for the purpose of being employed by him or by any other person on whose behalf he is acting as an agent, representative or employee and (b) he will not convey any such confidential information or trade secrets about other employees of the Company to any other person.

          (11) CONTINUING COMMITMENT. Kaswen agrees, upon request by the Company, to consult with and provide all reasonable assistance to the Company and to legal counsel for the Company in the investigation, defense, institution and/or maintenance by the Company of all: (i) litigation or potential or existing claims pending as of the Effective Date; (ii) matters within the expertise of Kaswen and in which he was involved or of which he had knowledge during his employment with the Company; or, (iii) matters in which Kaswen becomes involved or of which he obtains knowledge during his employment relationship with the Company. Such assistance includes without limitation, reasonable attendance as a witness at


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depositions, trials or other similar proceedings.  The Company agrees to reimburse Kaswen for any and all reasonable out-of-pocket costs incurred by Kaswen in connection with said cooperation and assistance.

          (12) ARBITRATION. Any dispute arising out of or relating to this Release Agreement that cannot be settled by good faith negotiation between the Parties shall be submitted to ENDISPUTE for final and binding arbitration pursuant to ENDISPUTE's Arbitration Rules incorporated herein by reference, which arbitration shall take place in San Jose, California and shall be the exclusive remedy of the Parties hereto. The resulting arbitration shall be deemed a final order of a court having jurisdiction over the subject matter, shall not be appealable, and shall be enforceable in any court of competent jurisdiction. Submission to arbitration shall not preclude the right of any party hereto involved in a dispute regarding this Release Agreement (each, a "Disputing Party" and collectively, the "Disputing Parties") to institute proceedings at law or in equity for injunctive or other relief pending the arbitration of a matter subject to arbitration pursuant to this Release Agreement. Any documentation and information submitted by any party in the arbitration proceeding shall be kept strictly confidential by the Parties and the arbitrator.

          In addition to any other relief or award granted by the arbitrator to either Disputing Party, the arbitrator shall determine the extent to which each Disputing Party has prevailed as to the material issues raised in the arbitration, and, based upon such determination, shall apportion to each Disputing Party its ratable share of (i) the Disputing Parties' reasonable attorneys' fees and other costs reasonably incurred in the arbitration, (ii) the expense of the arbitrator, and (iii) all other expenses of the arbitration.

          (13) NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Release Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered or certified mail or by courier or express delivery service) to the addresses set forth beneath the name of such party below (or to such other address as such party shall have specified in a written notice given to the other parties hereto) or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt:

          If to Consultant:
               Robert Kaswen
               1145 Teresa Lane
               Morgan Hill, California  95037


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          If to the Company:
               ROCKSHOX,  INC.
               401 Charcot Avenue
               San Jose, California 95131
               Attention: Chief Financial Officer

          (14) BINDING AGREEMENT. This Release Agreement shall be binding upon the Company and Kaswen and their respective heirs, administrators, representatives, executors, successors and assigns, and shall be for the benefit of the Company and Kaswen and their respective heirs, administrators, representatives, executors, successors and assigns.

          (15) ENTIRE AGREEMENT. This Release Agreement constitutes the entire understanding between the Parties and may not be modified without the express written consent of both Parties. This Release Agreement supersedes all prior and simultaneous written and oral agreements, understandings and negotiations between the Parties regarding the subject matter of this Release Agreement.

          (16) SEVERABILITY. In the event that any one or more of the provisions of this Release Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

          (17) GOVERNING LAW. This Release Agreement will be construed and enforced pursuant to the laws of the State of California without regard to its conflict of law rules.

          (18) COUNTERPARTS. This Release Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original and which together shall constitute one and the same Release Agreement.


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
     Kaswen acknowledges that he has read this Release Agreement and understands its terms. By signing this Release Agreement, Kaswen acknowledges and agrees that he enters into this Release Agreement knowingly, voluntarily and without coercion, that he has had sufficient opportunity to consult with legal counsel of his choice, and Kaswen does not rely, and has not relied, on any fact, representation, statement or assumption other than as specifically set forth in this Release Agreement.

Agreed to on:  __________________       Agreed to on: _______________


ROCKSHOX, INC.                          ROBERT KASWEN


____________________________            _____________________________
By:
Its:



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